Exhibit 10.4

Agreement No.	Grant Date [ ]

INCENTIVE STOCK OPTION AGREEMENT

(Common Stock – Regular)

An Incentive Stock Option (the “Option”) to purchase a total of [            ] shares of Common Stock (collectively, “Option Shares”) of Grande Communications Holdings, Inc. (the “Company”), is hereby granted to                      (the “Grantee”) at the Option Price determined in this Incentive Stock Option Agreement (this “Award Agreement”) and in all respects subject to the terms, definitions and provisions of the Grande Communications Holdings, Inc. Amended and Restated 2000 Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference, except to the extent otherwise expressly provided in this Award Agreement.

1. Option Price. The Option Price is [$            ] for each Option Share, which price is equal to or greater than the Fair Market Value of such share of Common Stock on the Grant Date.

2. Vesting of Option Shares. The Option Shares shall vest (“Vest” and derivations) and become “Vested Option Shares” on the dates set forth in the following Vesting schedule (“Vesting Date”):

(i) 25% of the Option Shares on the first anniversary of [INSERT DATE THAT VESTING STARTS, AS DETERMINED BY THE COMMITTEE];

(ii) 25% of the Option Shares on the second anniversary of [INSERT DATE THAT VESTING STARTS, AS DETERMINED BY THE COMMITTEE];

(iii) 25% of the Option Shares on the third anniversary of [INSERT DATE THAT VESTING STARTS, AS DETERMINED BY THE COMMITTEE]; and

(iv) 25% of the Option Shares on the fourth anniversary of [INSERT DATE THAT VESTING STARTS, AS DETERMINED BY THE COMMITTEE].

Without limitation, Vesting with respect to the Option Shares will cease on the date of Grantee’s termination of Service.

3. Exercisability of Option.

A. Date on Which Option Becomes Exercisable. The Option shall not be exercisable prior to the first Vesting Date. On or after the occurrence of the first Vesting Date (and prior to the termination of the Option), the Option shall be exercisable, in whole or in part, with respect to Vested Option Shares.

B. Method of Exercise. Without limitation, the Option shall be exercised by a written notice delivered to a duly authorized officer of the Company, which notice shall:

(i) state the election to exercise the Option and the number of Vested Option Shares in respect of which it is being exercised; and

(ii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Grantee, be accompanied by proof, satisfactory to the Committee, of the rights of such person or persons to exercise the Option.

4. Term of Option. Without limitation, the unexercised portion of this Option shall automatically terminate on the earlier of: (i) the date this Option terminates in accordance with the terms of the Plan, including without limitation, Section 7.3 of the Plan; (ii) 90 days from the date of termination of Service, unless Grantee’s Service is terminated by reason of death or Disability, or Grantee dies or incurs a Disability within 90 days from the date of termination of Service; (iii) the first anniversary of his termination of Service by reason of death or Disability; and (iv) the first anniversary of Grantee’s termination of Service if Grantee dies or incurs a Disability within 90 days after his termination of Service.

5. Payment. The Option Price of any Vested Option Shares purchased shall be paid in (i) cash, (ii) shares of Stock, or (iii) a combination of cash and shares of Stock; provided, further, that if the Option Shares are publicly traded on the date the Option is exercised, the Committee may require that all or any portion of the Option Price be paid in cash.

6. Issuance of Option Shares. No person shall be, or have any of the rights or privileges of, a holder of the Option Shares subject to the Option unless and until certificates representing such Option Shares shall have been issued and delivered to such person, such issuance, without limitation, being subject to the terms of the Plan.

7. Surrender of Option. Upon exercise of the Option in part, if requested by the Committee, the Grantee shall deliver this Award Agreement and other written agreements executed by the Company and the Grantee with respect to the Option to a duly authorized officer of the Company who shall endorse or cause to be endorsed thereon a notation of such exercise and return such agreements to the Grantee.

8. Forfeiture, Repurchase Rights and Parachute Limitations. Without limiting the generality of the general incorporation of the Plan provisions, this Award Agreement expressly incorporates by reference the provisions of Section 12 (Restrictions on the Transfer Of Shares Of Stock and Repurchase Rights) and Section 13 (Parachute Limitations and Forfeitures).

9. Other Agreements. Without limiting the generality of the provisions of the Plan and this Award Agreement, all Option Shares shall be subject to any other agreements between the Grantee and the Company (collectively, “Other Agreements”) in effect at the time of reference; and provided further that the Company, in its sole discretion, shall have the power and ability to exercise some or all of its rights under either this Award Agreement (including, without limitation, the provisions of the Plan incorporated by reference), or the Other Agreements, or both, with respect to some or all of the Option Shares.

10. Law Governing. WITHOUT LIMITATION, THIS AWARD AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

11. Incentive Stock Options. The Option is issued under the Plan and is intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly. To the extent that all or any portion of this Option is determined by the Committee not to qualify as an Incentive Stock Option for any reason, such portion of this Option shall be deemed a Nonqualified Stock Option for all purposes and upon exercise, in addition to the payments described in Section 5, the Grantee must pay the applicable withholding as provided under the Plan with respect to nonqualified Options.

12. At-Will Employment. Nothing in this Award Agreement shall be implied or construed to create a contract for employment. Unless expressly provided for in a separate written agreement executed by Grantee and a duly authorized representative of the Company on behalf of the Company, if Grantee is an employee of the Company, Grantee’s employment is terminable “at-will.”

Dated as of this      day of                     , 20    .

GRANDE COMMUNICATIONS HOLDINGS, INC.

By:
Printed Name:
Title:

Acknowledgment

The undersigned hereby acknowledges (i) my receipt of this Award Agreement and the Option, (ii) my opportunity to review the Plan, this Award Agreement and the Option (iii) my opportunity to discuss the Plan, this Award Agreement and the Option with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iv) my understanding of the terms and provisions of the Plan, this Award Agreement and the Option, (iii) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of the Plan, this Award Agreement and the Option.

Without limitation, the undersigned hereby acknowledges that by my signature below, I expressly agree to the effectiveness of all of the terms and provisions of Section 8 of this Award Agreement.

Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of provisions of the Plan, this Award Agreement and the Option) of the Committee upon any questions arising with respect to the Plan, this Award Agreement or the Option.

Dated as of this      day of                     , 20    .

Grantee

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